UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2024

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2024, Molecular Templates, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon Nasdaq’s review of the Company and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that the Company is a “public shell,” and that the continued listing of the Company’s securities is no longer warranted. Unless the Company timely requests an appeal, trading of the Company’s common stock will be suspended from trading on the Nasdaq Stock Market at the opening of business on December 26, 2024 and a Form 25 Notification of Delisting will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Company does not plan to appeal Nasdaq’s determination.

As previously disclosed, on November 25, 2024, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. The Company has not filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 as of the date of this Current Report on Form 8-K. In accordance with Nasdaq Listing Rule 5810(c)(2), the Staff advised the Company that the Staff cannot review a plan to regain compliance with this deficiency, and as a result and according to the Notice, the Company’s failure to timely its file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024 serves as an additional and separate basis for delisting.

As previously disclosed, on November 25, 2024, the Company received a written notice from Nasdaq notifying the Company that, for the preceding 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Listing Rule 5550(a)(2). In light of the delisting determinations described above, the Staff determined to apply more stringent criteria pursuant to its discretionary authority under Listing Rule 5101 and terminated the 180-day compliance period for this bid price deficiency. As a result and according to the Notice, the Company’s failure to comply with Listing Rule 5550(a)(2) serves as an additional and separate basis for delisting.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities likely bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. The Company currently has extremely limited resources to continue or wind down operations. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Dated: December 19, 2024

	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer, Chief Scientific Officer and Interim Chief Financial Officer